Universal Technical Institute Announces Strategic Transformation Plan

Education industry leader to implement comprehensive initiatives across Marketing, Admissions, and Student Services to accelerate growth and enhance student experience

SCOTTSDALE, ARIZ. - March 22, 2018 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of transportation technician training, today announced a multi-year transformation plan designed to generate approximately $30 million of incremental operating income in fiscal 2020. Developed to drive new student starts, completions and enhance student success, the Plan is expected to be implemented over 12 to 18 months, with significant benefits to UTI’s financial performance starting in fiscal 2019.

Kim McWaters, UTI’s President and Chief Executive Officer, said, “In November 2017, following the successful completion of our Financial Improvement Plan that reduced costs by $40 million, we launched a comprehensive evaluation of our business, with a focus on growing new student starts and rebuilding our student population. The analysis, driven by a team of external education industry experts, validated the strong demand for our graduates, our student value proposition and the strength of our differentiated brand. The process also identified significant opportunities for growth with selective tactical investments in marketing, admissions and student service strategies.”

“Our Transformation Plan will build upon the traction we are already seeing in core areas of our business and be incremental to current growth initiatives, including new, smaller campuses and program expansions. We believe the Plan will maximize UTI’s market leadership position, differentiating us from existing and emerging sources of vocational education and better serve prospective students who are pursuing increasingly valuable technician trades.”

To help UTI realize its market opportunity, the company engaged a consulting organization with a strong track record of partnering with education sector clients to deliver short- and long-term value, as well as sustainable growth. UTI structured the engagement so that a portion of the consultant’s compensation is linked to UTI reaching its transformation targets. The terms of the consulting agreement, including the associated fees, are described in a Form 8-K filed by UTI on March 22, 2018.

“Our Board has approved the Transformation Plan and management will leverage our consulting partner’s industry expertise, breadth of top-tier talent and history of successful business transformations to act quickly and capitalize on the opportunity in front of us,” McWaters said.

The Transformation Plan will also include an incremental internal net investment of approximately $4 million for additional marketing campaigns and new resources in marketing, admissions and support services in fiscal 2018. The incremental costs associated with the Transformation Plan are not anticipated to negatively impact UTI’s compliance with the composite score requirements imposed by the Department of Education.

Based upon the Transformation Plan investments during this year of transition, UTI is updating its 2018 outlook:

•	Student starts are still expected to grow in the low-single digits.

•	Average student population is still expected to be down in the mid-single digits.

•	Revenue is still expected to range between $310 million and $320 million.

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Operating expenses are now expected to range between $348 million and $353 million, including roughly $4 million in consulting fees and approximately $4 million for incremental marketing and internal resources. This compares to previous guidance of between $340 million and $345 million.

•	An operating loss is now expected between $28 million and $33 million, versus the company’s previous expected loss of between $20 million and $25 million.

•	EBITDA is still expected to be negative.

•	Capital expenditures are still expected to be between $24 million and $25 million.

Use of Non-GAAP Financial Information
This press release contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. Management also utilizes EBITDA as a performance measure internally. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income (loss), determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements, including those regarding the intended effects of investments in our transformational efforts, are based upon management's current judgments. Those statements are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. There is no assurance that the efforts described herein will produce the performance improvements we are seeking. None of the statements regarding our potential future financial performance are intended as guidance, and they should not be viewed as such. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
With more than 200,000 graduates in its 52-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation’s leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 12 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona. For more information, visit uti.edu.

Company Contact:
Bryce Peterson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-0993

Investor Relations Contact:
Kirsten Chapman
LHA Investor Relations
(415) 433-3777
UTI@lhai.com

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